Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Fourth Quarter and Fiscal Year 2025 Financial Results
Achieved Net Investment Income of $1.05 per Share for Fiscal Year 2025
Net Increase in Net Assets Resulting from Operations of $1.22 per Share for Fiscal Year 2025
Declares First Quarter 2026 Distribution of $0.23 per Share
Menlo Park, Calif., March 4, 2026 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), a leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2025 and the declaration by its Board of Directors of its first quarter 2026 distribution of $0.23 per share.
Fourth Quarter 2025 Highlights
▪Signed $207.3 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”), and TPVG closed $89.7 million of new debt commitments;
▪Funded $92.8 million in debt investments to 16 portfolio companies, representing a 5% increase from the prior quarter and an 86% increase from fourth quarter 2024 with a 12.0% weighted average annualized yield at origination;
▪Achieved a 12.7% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Earned net investment income of $9.9 million, or $0.25 per share;
▪Realized a 11.0% return on average equity, based on net investment income during the quarter;
▪Two debt portfolio companies raised an aggregate $71.0 million of capital in private financings during the quarter;
▪Held debt investments in 55 portfolio companies, warrants in 118 portfolio companies and equity investments in 55 portfolio companies as of December 31, 2025;
▪Debt investment portfolio weighted average investment ranking of 2.16 as of quarter’s end;
▪Net asset value of $353.6 million, or $8.73 per share, as of December 31, 2025;
▪Ended the quarter with a 1.33x gross leverage ratio and a 1.20x net leverage ratio;
▪Declared a first quarter distribution of $0.23 per share, payable on March 31, 2026; bringing total declared distributions to $17.36 per share since the Company’s initial public offering;
▪Amended the Company’s Revolving Credit Facility to, among other things, extend the revolving period to November 30, 2027 and the scheduled maturity date to May 30, 2029, reduce the interest rate spread on borrowings and increase the advance rates;
▪On November 5, 2025, TriplePoint Advisers LLC (the “Adviser”) amended its existing income incentive fee waiver to waive, in full, its quarterly income incentive fee through the end of fiscal year 2026; and
▪Subsequent to quarter-end, the Company raised $75 million in aggregate principal amount from the issuance of senior unsecured investment grade notes in a private offering and repaid the outstanding $200 million unsecured notes due March 2026.
Fiscal Year 2025 Highlights
▪Earned net investment income of $42.3 million, or $1.05 per share;
▪Grew the total investment portfolio by $107.3 million ending the year at $783.5 million;
▪Generated total investment income of $90.9 million;
▪Paid regular quarterly distributions of $1.06 per share and a supplemental distribution of $0.02 per share;
▪Signed $1.2 billion of term sheets with venture growth stage companies at TPC and TPVG closed $508.1 million of new debt commitments to venture growth stage companies, marking the highest amount in over two years;
▪Increased the number of debt portfolio companies to 55 at December 31, 2025, up from 44 at December 31, 2024;
▪Funded $287.1 million in debt investments to 31 portfolio companies with a 12.1% weighted average annualized portfolio yield at origination and funded $1.9 million in direct equity investments in private rounds of financing to seven portfolio companies;
▪15 debt portfolio companies raised an aggregate $473.6 million of capital in private financings;
▪Achieved a 13.7% weighted average annualized portfolio yield on debt investments;
▪Increased net asset value year over year to $353.6 million, or $8.73 per share, at December 31, 2025, compared to $345.7 million, or $8.61 per share, at December 31, 2024;
▪In April 2025, DBRS, Inc. confirmed TPVG’s investment grade rating, with a BBB (low) Long-Term Issuer rating, with a stable trend outlook;
▪Our sponsor, TPC, purchased 1,809,827 shares of the Company’s common stock in the open market under TPC’s previously announced discretionary share purchase program; and
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $42.3 million, or $1.04 per share, as of December 31, 2025.
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

“2025 was a year of progress and improved performance across our portfolio,” said Jim Labe, chairman and chief executive officer of TPVG. “During the year, we expanded our originations activities, continued with our portfolio rotation into newer vintages and targeted investment sectors, strengthened our balance sheet, and increased our net asset value.”
“Our playbook in 2026 continues to be focused on building a strong foundation for TPVG and positioning for the long term,” said Sajal Srivastava, president and chief investment officer of the Company. “We will continue our plan to drive portfolio scale and quality, earnings power, NAV and shareholder value over the long-term.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended December 31, 2025, the Company entered into $89.7 million of new debt commitments with 12 portfolio companies, funded debt investments totaling $92.8 million to 16 portfolio companies, acquired warrants in 12 portfolio companies with a cost basis of $1.6 million, and made direct equity investments of $0.3 million. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 12.0% at origination. During the quarter, the Company received $44.4 million of principal prepayments, $12.4 million of early repayments and $51.5 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the fourth quarter was 12.7%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the fourth quarter was 11.0% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of December 31, 2025, the Company held debt investments in 55 portfolio companies, warrants in 118 portfolio companies and equity investments in 55 portfolio companies. The total cost and fair value of these investments were $820.4 million and $783.5 million, respectively.
The following table shows the total portfolio investment activity for the three months and years ended December 31, 2025 and 2024:

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Beginning portfolio at fair value	$798,462	$720,974	$676,249	$802,145
New debt investments, net(a)	90,896	49,331	283,316	132,886
Scheduled principal amortization	(51,477)	(15,687)	(76,669)	(55,001)
Principal prepayments and early repayments	(56,799)	(61,289)	(135,048)	(179,109)
Net amortization and accretion of premiums and discounts and end-of-term payments	(2,897)	(1,307)	4,479	2,038
Payment-in-kind coupon	4,740	3,230	18,542	15,062
New warrant investments	1,562	282	4,159	842
New equity investments	730	575	3,714	2,291
Proceeds from dispositions of investments	—	(57)	(2,364)	(22,200)
Net realized gains (losses) on investments	4,918	(306)	6,502	(33,219)
Net change in unrealized gains (losses) on investments	(6,591)	(19,497)	664	10,514
Ending portfolio at fair value	$783,544	$676,249	$783,544	$676,249
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended December 31, 2025, TPC entered into $207.3 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of December 31, 2025, the Company’s unfunded commitments totaled $260.4 million, of which $50.7 million was dependent upon portfolio companies reaching certain milestones. Of the $260.4 million of unfunded commitments, $150.9 million will expire during 2026, $83.1 million will expire during 2027, and $26.5 million will expire during 2028, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

RESULTS OF OPERATIONS
Total investment and other income was $22.5 million for the fourth quarter of 2025, representing a weighted average annualized portfolio yield of 12.7% on debt investments, as compared to $25.8 million and 15.8% for the fourth quarter of 2024. The decrease in total investment and other income was primarily due to lower yields on our income-bearing debt investment portfolio due in part to decreases in the Prime Rate. For the year ended December 31, 2025, the Company’s total investment and other income was $90.9 million, as compared to $108.6 million for the year ended December 31, 2024, representing a weighted average annualized portfolio yield on debt investments of 13.7% and 15.7%, respectively.
For the fourth quarter of 2025, total operating expenses, inclusive of an income incentive fee waiver of $2.0 million, were $12.6 million as compared to $13.1 million for the fourth quarter of 2024. Operating expenses for the fourth quarter of 2025 consisted of $6.6 million of interest expense and amortization of fees, $3.6 million of base management fees, $0.6 million of Administration Agreement expenses and $1.8 million of general and administrative expenses, which includes a $0.4 million accrual for excise taxes. The Adviser has agreed to waive, in full, any and all of the investment income component of the quarterly incentive fee through the end of fiscal year 2026, and as such, $2.0 million of income incentive fees were waived during the three months ended December 31, 2025. Total operating expenses for the fourth quarter of 2024 consisted of $7.6 million of interest expense and amortization of fees, $3.4 million of base management fees, $0.5 million of Administration Agreement expenses and $1.6 million of general and administrative expenses, which includes a $0.4 million accrual for excise taxes. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $2.5 million during the three months ended December 31, 2024. The Company’s total operating expenses, inclusive of an income incentive fee waiver of $5.3 million, were $48.7 million, for the year ended December 31, 2025. The Company’s total operating expenses were $54.1 million for the year ended December 31, 2024, during which period there was no income incentive fee or related waiver.
For the fourth quarter of 2025, the Company recorded net investment income of $9.9 million, or $0.25 per share, as compared to $12.6 million, or $0.32 per share, for the fourth quarter of 2024. The decrease in net investment income between periods was driven primarily by lower total investment and other income. Net investment income for the year ended December 31, 2025 was $42.3 million, or $1.05 per share, compared to $54.5 million, or $1.40 per share, for the year ended December 31, 2024.
During the fourth quarter of 2025, the Company recognized net realized gains on investments of $4.8 million, resulting primarily from the restructuring of an investment in one portfolio company. During the fourth quarter of 2024, the Company recognized net realized losses on investments of $0.3 million.
Net change in unrealized losses on investments for the fourth quarter of 2025 was $6.6 million, consisting of $11.6 million of net unrealized losses on the existing warrant and equity portfolio resulting from fair value adjustments, offset by $3.3 million of net unrealized gains on the existing debt investment portfolio from fair value adjustments and $1.7 million of net unrealized gains from the reversal of previously recorded unrealized losses from investments realized during the period. Net change in unrealized losses on investments for the fourth quarter of 2024 was $19.5 million.
The Company’s net increase in net assets resulting from operations for the fourth quarter of 2025 was $8.1 million, or $0.20 per share, as compared to a net decrease in net assets resulting from operations of $7.2 million, or $0.18 per share, for the fourth quarter of 2024. For the year ended December 31, 2025, the Company’s net increase in net assets resulting from operations was $49.2 million, or $1.22 per share, as compared to a net increase in net assets resulting from operations of $32.0 million, or $0.82 per share, for the year ended December 31, 2024.
CREDIT QUALITY
The Adviser maintains a credit watch list with portfolio companies placed into one of five credit risk categories, with Clear, or 1, being the best rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of December 31, 2025, the weighted average investment ranking of the Company’s debt investment portfolio was 2.16, as compared to 2.18 at the end of the prior quarter. During the quarter ended December 31, 2025, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one debt investment rated Orange (4) with a principal balance of $10.3 million was restructured into a White (2) rated debt investment with a principal balance of $0.1 million and a hybrid instrument categorized now as an equity investment with a fair value of $15.2 million.

The following table shows the credit categories for the Company’s debt investments at fair value as of December 31, 2025 and 2024:

	December 31, 2025			December 31, 2024
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$45,042	7.0%	3	$51,986	9.3%	3
White (2)	484,866	75.1	43	392,237	70.0	31
Yellow (3)	86,255	13.4	4	84,847	15.1	4
Orange (4)	25,212	3.9	4	30,979	5.5	5
Red (5)	3,991	0.6	1	56	0.1	1
	$645,366	100.0%	55	$560,105	100.0%	44
NET ASSET VALUE
As of December 31, 2025, the Company’s net assets were $353.6 million, or $8.73 per share, as compared to $345.7 million, or $8.61 per share, as of December 31, 2024.
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2025, the Company had total liquidity of $252.4 million, consisting of cash, cash equivalents and restricted cash of $47.4 million and available capacity under its Revolving Credit Facility of $205.0 million. As of December 31, 2025, the Company held $0.7 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.33x leverage ratio, a 1.20x net leverage ratio and a 1940 Act asset coverage ratio of 175%.
DISTRIBUTION
On February 27, 2026, the Company’s board of directors declared a regular quarterly distribution of $0.23 per share for the first quarter, payable on March 31, 2026 to stockholders of record as of March 17, 2026. As of December 31, 2025, the Company had estimated spillover income of $42.3 million, or $1.04 per share.
RECENT DEVELOPMENTS
Since December 31, 2025 and through March 3, 2026:
▪TPC’s direct originations platform entered into $155.7 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company funded $14.5 million in new investments;
▪The Company received $23.6 million of principal prepayments;
▪On February 27, 2026, the Company issued $75,000,000 in aggregate principal amount of 7.50% senior unsecured notes due February 2028 (the “Series 2026 Notes”); and
▪On March 2, 2026, the Company used the net proceeds from the offering of the Series 2026 Notes, together with borrowings under its revolving credit facility and cash on hand, to repay in full the $200.0 million in outstanding aggregate principal amount of the Company’s unsecured notes due March 2026.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, March 4, 2026, to discuss its financial results for the quarter and fiscal year ended December 31, 2025. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through April 4, 2026, by dialing (855) 669-9658 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 4113348. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments primarily to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. In addition, there is no assurance that the Company or any of its affiliates will purchase additional shares of the Company’s common stock at any specific discount levels or in any specific amounts. There is no assurance that the market price of the Company’s shares, either absolutely or relative to NAV, will increase as a result of any share purchase program, or that any purchase plan will enhance stockholder value over the long term. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
NON-GAAP FINANCIAL MEASURES
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net leverage ratio (calculated as (i) total debt less (ii) cash, cash equivalents and restricted cash, with the result divided by total net assets), which is not prepared in accordance with GAAP. This non-GAAP measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate its leverage and financial condition and believes this presentation enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should only be used to evaluate the Company’s results of operations in conjunction with its corresponding GAAP measure.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	December 31, 2025	December 31, 2024
Assets
Investments at fair value
Non-controlled/unaffiliated investments (amortized cost of $804,090 and $713,732, respectively)	$767,304	$676,249
Non-controlled/affiliated investments (amortized cost of $16,273 and $—, respectively)	16,240	—
Total Investments at fair value (amortized cost of $820,363 and $713,732, respectively)	783,544	676,249
Cash and cash equivalents	20,364	45,899
Restricted cash	27,003	32,828
Deferred credit facility costs	4,643	3,904
Prepaid expenses and other assets	4,095	4,160
Total assets	$839,649	$763,040

Liabilities
Revolving Credit Facility	$95,000	$5,000
2025 Notes, net	—	69,948
2026 Notes, net	199,925	199,483
2027 Notes, net	124,671	124,396
2028 Notes, net	49,484	—
Base management fee payable	3,581	3,408
Other accrued expenses and liabilities	13,367	15,118
Total liabilities	$486,028	$417,353

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	405	401
Paid-in capital in excess of par value	514,399	513,719
Total distributable earnings (loss)	(161,183)	(168,433)
Total net assets	$353,621	$345,687
Total liabilities and net assets	$839,649	$763,040

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	40,491	40,137
Net asset value per share	$8.73	$8.61

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$22,032	$25,314	$88,264	$106,383
Other income	509	440	2,663	2,266
Total investment and other income	$22,541	$25,754	$90,927	$108,649

Operating expenses
Base management fee	$3,581	$3,408	13,534	14,960
Income incentive fee	1,988	—	5,309	—
Interest expense and amortization of fees	6,646	7,587	26,520	30,448
Administration agreement expenses	615	538	2,495	2,376
General and administrative expenses	1,761	1,585	6,117	6,317
Total operating expenses before Income incentive fee waiver	$14,591	$13,118	$53,975	$54,101
Income incentive fee waiver	(1,988)	—	(5,309)	—
Total operating expenses net of Income incentive fee waiver	$12,603	$13,118	$48,666	$54,101

Net investment income	$9,938	$12,636	$42,261	$54,548

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$4,764	$(323)	$6,282	$(33,016)
Net change in unrealized gains (losses) on investments	(6,591)	(19,497)	664	10,514
Net realized and unrealized gains/(losses)	$(1,827)	$(19,820)	$6,946	$(22,502)

Net increase (decrease) in net assets resulting from operations	$8,111	$(7,184)	$49,207	$32,046

Per share information (basic and diluted)
Net investment income per share	$0.25	$0.32	$1.05	$1.40
Net increase (decrease) in net assets per share	$0.20	$(0.18)	$1.22	$0.82
Weighted average shares of common stock outstanding	40,402	40,054	40,276	39,101

Regular distributions declared per share	$0.23	$0.30	$1.06	$1.40
Supplemental distributions declared per share	0.02	—	0.02	—
Total distributions declared per share	$0.25	$0.30	$1.08	$1.40

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Weighted average portfolio yield on debt investments(2)	12.7%	15.8%	13.7%	15.7%
Coupon income	10.1%	12.0%	10.9%	12.1%
Accretion of discount	0.9%	0.9%	0.9%	0.9%
Accretion of end-of-term payments	1.1%	1.3%	1.2%	1.5%
Impact of prepayments during the period	0.6%	1.6%	0.7%	1.2%
_____________
(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.